Exhibit 99.1

October 2003 Management Presentation

Statements contained in this presentation that state the Company's or management's expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission. Safe Harbor Statement

Securities Offered Issue Date Maturity Date Face Value Coupon Conversion Ratio Optional Conversion Rights Latest VLO Stock Price Selling Shareholder Use of Proceeds Joint Bookrunners Offering Summary 8,460,000 Mandatory Convertible Preferred Shares July 1, 2003 July 1, 2006 $25.00 $0.50 per share, 2% of face value Based on 20-Day Average Market Price of VLO Share Price <= $37.37 0.6690x Share Price > $37.37 and <= $50.45 $25.00 / VLO 20 Day Avg. Share Price > $50.45 0.4955x Can be converted at any time at the option of the holder at a ratio of 0.4955 per preferred share $39.39, as of October 24, 2003 Orion Refining Corporation Securities originally issued to Orion in partial consideration for the St. Charles refinery acquisition. Orion will receive all net proceeds Citigroup Lehman Brothers

Market Capitalization $4.5 billion Annual Revenue $30 billion Total Assets $14.4 billion Number of Employees 20,000 Total Refining Capacity 2 million BPD Extensive Refining & Marketing System

VLO SUN ASH PCO TSO Market Cap 4.462 2.94 2.182 1.68 0.475 Biggest Market Cap Source: Purvin & Gertz Billion $ VLO SUN ASH PCO TSO Gulf Coast 0.82 0.304 0.25 Northeast 0.33 0.505 West Coast 0.25 0.441 Mid-Continent 0.25 0.225 0.631 0.36 0.115 Most Geographic Diversity Million Bbls/Day (Crude) Highest Complexity VLO SUN ASH PCO TSO Crude Capacity 10.39 7.71 9.36 8.31 7.69 Nelson Complexity VLO SUN ASH PCO TSO Avg Daily Volume 46.97 22.59 13.14 5.46 3.93 Best Liquidity Avg $ Value Traded/Day (millions) Valero Best Among Refiners

Acquired July 1, 2003 from Orion Purchase price of $400 million + $150 million working capital Financed with $300 million cash and $250 million 3-year mandatory convertible preferred New management team in place; motivated workforce Profit improvement initiatives underway Expense Reduction Renegotiated contracts - expect to save $10 million annually Gross Margin Improvement Revamped sulfur units will allow for higher sulfur feeds Expect to exceed $55 million in savings going forward Major turnaround planned for 1Q04 Expanding crude unit and coker Reliability upgrades Should prove to be one of Valero's best investments St. Charles Refinery Update

Improving gross margin Invest to increase sour crude capacity by 220,000 BPD Texas City Coker in 4Q03 Install/expand sulfur plants Maintaining high yield of light products on lower quality feed Lowering operating costs and optimize system Improving plant reliability and maintaining superior safety record Refining Initiatives

10% of production sold through company operated retail system of 4,100 sites Sold/closed 250 retail sites over last 18 months Investing only in high potential sites Record earnings in 2Q03 on fewer sites 2002 2003 2004 2005 2006 Sites 388 456 560 652 726 30% of production sold through wholesale channels - 1/3 branded; 2/3 unbranded Margin uplift over spot alternatives Low cost, high return Retail & Wholesale Initiatives

Tier II sulfur specifications and other major environmental requirements to impact supply Limits capital available for capacity expansion Gasoline losses from closures and octane loss API (100,000 BPD); PIRA (150-200,000 BPD); ESAI (90- 100,000 BPD) Non-traditional importers of gasoline not expected to fully invest Up to 100,000 BPD of current imports disqualified MTBE ban in California, New York and Connecticut to reduce gasoline supply by est. 70-80 MBPD Higher margins needed to meet growing U.S. demand Environmental Regulations to Tighten Supply

Global petroleum stocks low Strengthening U.S. economy Blue Chip Indicators - 3.7% U.S. GDP growth 2H03; 3.5% for 2004 Each 1% change in GDP = .5% change in product demand Asian economic recovery underway (EIA) Asian gasoline market projected to be in balance by 2005 (ESAI) 2002 2003 2004 World 0.03 0.027 0.035 US 0.024 0.023 0.036 Total Commercial Stocks in Three Major OECD Areas GDP Growth 1/1/2003 2/1/2003 3/1/2003 4/1/2003 5/1/2003 6/1/2003 7/1/2003 8/1/2003 9/1/2003 10/1/2003 11/1/2003 12/1/2003 2003 2.062 1.983 2.042 2.082 2.118 2.134 2.143 2002 2.26 2.243 2.211 2.217 2.247 2.258 2.248 2.227 2.177 2.193 2.157 2.104 2001 2.135 2.119 2.144 2.185 2.217 2.215 2.216 2.212 2.245 2.254 2.242 2.228 5 Yr Avg 2.235 2.212 2.199 2.233 2.279 2.265 2.272 2.27 2.252 2.257 2.237 2.186 Source: PIRA Energy Group, August 21, 2003 2003 2001 2002 5 Yr Avg. Strong Fundamentals

Gasoline demand up 1.2% YTD; up 2.9% over last 4 weeks Imports beginning to moderate Gasoline inventories at low end of historical range U.S. supply restricted due to new specifications starting in 2004 Gasoline Fundamentals

Inventories builds in anticipation of the winter heating season have stopped Winter demand pull to begin soon With recovery of economy, demand growing Distillate demand up 5.3% over last 4 weeks Spikes in natural gas prices would further boost demand Distillate Fundamentals

Favorable earnings and cash flow outlook Provided guidance of $1.45 per share for 3Q 2003 Ample cash flow to fund capital investments Solid financial ratios Low debt-to-cap (approx. 42% at September 30) EBITDA/Interest (approx. 5.25x at September 30) Strong liquidity position No debt maturities in 2004 Maintain conservative capital structure Allocate capital according to available cash Expect to recommend 2 cents per share quarterly dividend increase for 4Q03 Strong Financial Position

New Era for Refining

- U.S. refining system tighter than ever
  - High utilization rates; low inventories
- Margins keep improving
  - Higher highs, higher lows
  - 2004 margins look good
- Outstanding fundamentals
  - Strong demand
  - Supply constraints
  - Moderating imports
  - Sour discounts should widen


USGC 3-2-1
Rolling 5-yr. Avg.
As of Oct. 17, 2003
$ per Barrel
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
2.59
2.96
3.26
3.25
3.67
4.12
'95-'99
'96-'00
'97-'01
'98-'02
'99-'03
'00-'04

- Valero has all the advantages needed for the future
  - Complexity and geographic diversity
  - Increased size and upgrading capability



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